Exhibit 99.1

GigCapital2 Announces

Results of Annual Meeting of Stockholders

Stockholders Approve All Proposals

Palo Alto, CA – December 8, 2020 – GigCapital2, Inc. (“GigCapital2”) (NYSE: GIX), a Technology, Media and Telecom (TMT) Private-to-Public Equity (PPE)™ corporation, today announced that all of the matters put forward before its stockholders for consideration and approval were approved by the requisite majority of votes cast at the virtual annual meeting of stockholders held today.

At the annual meeting, the stockholders voted in favor of the following proposals:

1.

To amend the company’s Amended and Restated Certificate of Incorporation to extend the date by which the company must consummate a business combination transaction from December 10, 2020 to March 10, 2021 (the “Extension Amendment”);

2.	To elect five directors to serve as directors on the company’s Board of Directors until the 2021 annual meeting of stockholders or until their successors are elected and qualified; and

3.	To ratify the selection by the company’s Audit Committee of BPM LLP to serve as the company’s independent registered public accounting firm for the year ending December 31, 2020.

The proposals are more fully described in the company’s filings with the U.S. Securities & Exchange Commission.

Leading up to the annual meeting, there were minimal stockholders seeking to demand redemption in connection with the Extension Amendment on the agenda for the annual meeting, with a total of 579,881 shares (or approximately 3%) being redeemed out of 17,250,000 shares eligible for redemption. More than 76% of the outstanding shares of stock of the company were voted for the Extension Amendment, and of those voting on the Extension Amendment, more than 99% were voted in support.

Dr. Avi Katz, Founder and Executive Chairman of GigCapital2, commented, “We are pleased to have received overwhelming shareholder support, which paves the way to move forward with the business combinations with UpHealth Holdings, Inc. and Cloudbreak Health, LLC that will result in the renaming of the company as UpHealth Holdings, Inc., which was announced on November 23, 2020. The combined company will be an integrated global platform serving four of the fastest growing digital health markets: Integrated Care Management, Global Telehealth, Digital Pharmacy, and Tech-enabled Behavioral Health. Furthermore, we view the limited redemptions after the announced combination, and the significant trading volume for our shares, units, warrants and rights, as validation of our strategy to create to a powerful digital healthcare pioneer poised for substantial growth on a global scale. We remain confident the combination will be completed within the revised and shareholder approved closing date, subject to customary closing conditions.”

About GigCapital Global and GigCapital2, Inc.

GigCapital Global (“GigCapital”) is a Private-to-Public Equity (PPE)™ technology, media, and telecommunications (TMT) focused investment group led by an affiliated team of technology industry corporate executives and entrepreneurs, and TMT operational and strategic experts in the private and public markets, including substantial, success-proven M&A and IPO activities. The group deploys a unique Mentor-Investors™ methodology to partner with exceptional TMT companies, managed by dedicated and experienced entrepreneurs. The GigCapital Private-to-Public Equity (PPE) companies (also known as blank check companies or Special Purpose Acquisition Companies (SPACs)) offer financial, operational and executive mentoring to U.S. and overseas private, and non-U.S. public companies, in order to accelerate their path from inception and as a privately-held entity into the growth-stage as a publicly traded company in the U.S. The partnership of GigCapital with these companies continues through an organic and roll-up strategy growth post the transition to a public company. GigCapital was launched in 2017 with the vision of becoming the lead franchise in incepting and developing TMT Private-to-Public Equity (PPE) companies. For more information, visit www.gigcapitalglobal.com or https://www.gigcapital2.com/.

GigCapital2, Inc. (NYSE: GIX, GIX.U, GIX.RT, and GIX.WS) is one of GigCapital’s Private-to-Public Equity (PPE) companies.

“Private-to-Public Equity (PPE)” and “Mentor-Investor” are trademarks of GigFounders, LLC, an affiliate of GigCapital and GigCapital2, and is used pursuant to agreement with such affiliate.

For more information, visit www.gigcapitalglobal.com

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our or our management team’s expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding the future, including possible business combinations. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on our current expectations and beliefs made by the management of GigCapital2 in light of their respective experience and their perception of historical trends, current conditions and expected future developments and their potential effects on GigCapital2 as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting GigCapital2 will be those that we have anticipated. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of GigCapital2’s filings with the U.S. Securities and Exchange Commission (the “SEC”), and in GigCapital2’s current and periodic reports filed or furnished from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to GigCapital2 as of the date hereof, based on information available to GigCapital2 as of the date hereof, and GigCapital2 assumes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contacts

For GigCapital Investor / Media Relations:

Darrow Associates

Jim Fanucchi, (408) 404-5400

Jordan Darrow, (512) 551-9296

ir@GigCapital2.com